SUNAMERICA SERIES, INC.

ARTICLES OF AMENDMENT

SunAmerica Series, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the following series of common stock of the Corporation as set forth below:

Current Name	New Name

SunAmerica Active Allocation Portfolio	AIG Active Allocation Fund

Focused Dividend Strategy Portfolio	AIG Focused Dividend Strategy Fund

Focused Dividend Strategy II Portfolio	AIG Focused Dividend Strategy II Fund

SunAmerica Multi-Asset Allocation Portfolio	AIG Multi-Asset Allocation Fund

SunAmerica Select Dividend Growth Portfolio	AIG Select Dividend Growth Fund

SunAmerica Strategic Value Portfolio	AIG Strategic Value Fund

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment shall be effective on February 28, 2017.

FOURTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 24th day of February, 2017.

ATTEST:	SUNAMERICA SERIES, INC.

/s/ Gregory Bressler	By:	/s/ John T. Genoy	(SEAL)
Gregory Bressler		John T. Genoy
Secretary		President